Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group
Walter Berger, Chief Financial Officer	Nick Laudico
(972) 668-4106	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Zubow
(214) 618-4823	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

NUVECTRA CORPORATION APPOINTS PAUL HANCHIN AS COMPANY PRESIDENT

Nuvectra Announces Changes to Executive Management Team

Plano, Texas, April 7, 2016 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, today announced the appointment of Paul Hanchin in the newly created role of President, effective as of April 5, 2016. This new position will be responsible for global customer-facing activities for Nuvectra’s Spinal Cord Stimulation (SCS) business. Mr. Hanchin will also be responsible for strategic planning and execution of the company’s future Sacral Nerve Stimulation (SNS) and Deep Brain Stimulation (DBS) businesses. Scott Drees will remain as the company’s Chief Executive Officer.

“Mr. Hanchin’s proven track record and deep knowledge base in the neurostimulation industry and chronic pain market make him uniquely positioned to lead Nuvectra’s commercial launch of our Algovita™ Spinal Cord Stimulation system in the United States and accelerate our overall growth,” said Scott Drees, Chief Executive Officer.

Mr. Hanchin comes to Nuvectra with thirty years of experience in the medical device arena, including executive leadership positions at small and large, high-growth companies. Prior to Nuvectra, Mr. Hanchin was Executive Vice President at Flowonix Medical, Inc., where he had primary responsibilities for global sales and marketing functions. Mr. Hanchin has also served in a wide variety of general management, sales, and marketing positions at Boston Scientific, Inc., Cyberonics Inc. and Advanced Neuromodulation Systems, Inc., which was acquired by St. Jude Medical, Inc.

Tom Hickman will report to Mr. Hanchin and serve as Executive Vice President, Worldwide Marketing & Strategic Development, with expanded responsibilities for future neurostimulation business units. Mr. Hickman and Mr. Hanchin will work together to execute the launch of Algovita™ in the United States and expand the company’s O.U.S. presence.

Nuvectra also announced the promotion of Norbert Kaula, Ph.D. to the position of Executive Vice President, R&D. Dr. Kaula will have responsibility for all engineering and product design related functions, including next-generation neurostimulation technologies. Dr. Kaula has over thirty years of neuroscience experience and holds an M.S. degree in Biomedical Engineering (College of Ulm, Germany) and a Ph.D. in Computer Sciences (University of Denver, Colorado). He has also served in a wide variety of neuro-urology surgical instruction and research positions at the University of Colorado Health Sciences Center, Denver and the University of California San Francisco (UCSF).

“The board is excited about Paul Hanchin joining Nuvectra,” said Joe Miller, Chairman of the Board. “Mr. Hanchin brings additional industry knowledge and leadership depth to Nuvectra’s experienced Executive Management Team and further strengthens the company’s ability to meet its goals and objectives and deliver shareholder value.”

For more information about Nuvectra, its management team and board of directors, and the Algovita Spinal Cord Stimulation system, visit www.nuvectramed.com.

About Nuvectra Corporation
Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) the timing of the commercial launch of Algovita in the United States; (ii) our ability to successfully commercialize Algovita and develop and commercialize enhancements to Algovita; (iii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (iv) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (v) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (vi) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements; (vii) our ability to successfully build an effective commercial infrastructure and sales force in the United States; (viii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; and (ix) any product recalls or the receipt of any warning letters from any governmental or regulatory agency. Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 for a description of these and other risks and uncertainties. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.